As filed with the Securities and Exchange Commission on May 4, 2007

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Senomyx, Inc.

(Exact name of registrant as specified in its charter)

Delaware	33-0843840
(State or Other Jurisdiction	(I.R.S. Employer Identification No.)
of Incorporation or Organization)

4767 Nexus Centre Drive San Diego, California
(858) 646-8300	92121
(Address of principal executive offices)	(Zip Code)

Senomyx, Inc. 2004 Equity Incentive Plan

Senomyx, Inc. 2004 Employee Stock Purchase Plan

(Full title of the plans)

Kent Snyder

President, Chief Executive Officer and Chairman

Senomyx, Inc.

4767 Nexus Centre Drive

San Diego, California 92121

(Name and Address of Agent for Service)

(858) 646-8300

(Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Thomas A. Coll, Esq.

Cooley Godward Kronish LLP

4401 Eastgate Mall

San Diego, CA 92121

(858) 550-6000

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount to Be Registered(1)		Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock issuable under the 2004 Equity Incentive Plan (par value $0.001)	1,508,319 shares	(3)	$13.25	$19,985,227	$614
Common Stock issuable under the 2004 Employee Stock Purchase Plan (par value $0.001)	280,000 shares	(4)	$13.25	$3,710,000	$114
Total:	1,788,319 shares		N/A	$23,695,227	$728

(1)             Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, or the Act, this Registration Statement also registers any additional shares of the Registrant’s common stock, par value $0.001, or the Common Stock, as may become issuable under any of the plans as a result of any stock split, stock dividend, recapitalization or similar event.

(2)             This estimate is made pursuant to Rule 457(e) and Rule 457(h)(1) of the Act solely for purposes of calculating the registration fee. The price per share and aggregate offering price are based upon the average of the high and low prices of the Common Stock on May 1, 2007, as reported on the Nasdaq Stock Market.

(3)             Represents shares of Common Stock that were automatically added to the shares authorized for issuance under the 2004 Equity Incentive Plan, or the 2004 EIP, on January 1, 2007 pursuant to an “evergreen” provision contained in the 2004 EIP. Pursuant to such provision, on the first day of the Registrant’s fiscal year from 2005 until 2013, the number of shares authorized for issuance under the 2004 EIP is automatically increased by a number equal to the lesser of: five percent of the shares of Common Stock outstanding on December 31 of the preceding fiscal year; 1,700,000 shares of Common Stock; or a lesser number of shares of Common Stock that may be determined each year by the Registrant’s board of directors.

(4)             Represents shares of Common Stock that were automatically added to the shares authorized for issuance under the 2004 Employee Stock Purchase Plan, or the 2004 ESPP, on January 1, 2007 pursuant to an “evergreen” provision contained in the 2004 ESPP. Pursuant to such provision, on the first day of the Registrant’s fiscal year from 2005 until 2013, the number of shares authorized for issuance under the 2004 ESPP is automatically increased by a number equal to the lesser of: one percent of the shares of Common Stock outstanding on December 31 of the preceding fiscal year; 280,000 shares of Common Stock; or a lesser number of shares of Common Stock that may be determined each year by the Registrant’s board of directors.

INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION
STATEMENTS ON FORM S-8 NO. 333-116893, NO. 333-127771 and NO. 333-134578

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which Registration Statements of the Registrant on Form S-8 relating to the same employee benefit plans is effective. The Registrant previously registered shares of its Common Stock for issuance under the 2004 EIP and the 2004 ESPP under Registration Statements on Form S-8 filed with the Securities and Exchange Commission, or SEC, on June 25, 2004 (File No. 333-116893), August 23, 2005 (File No. 333-127771) and May 31, 2006 (File No. 333-134578). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statements referenced above.

Item 8.  Exhibits

Exhibit Number
4.1 (1)	Amended and Restated Certificate of Incorporation.

4.2 (1)	Amended and Restated Bylaws.

4.3 (1)	Specimen Stock Certificate.

5.1	Opinion of Cooley Godward Kronish LLP

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley Godward Kronish LLP is contained in Exhibit 5.1 to this Registration Statement.

24.1	Power of Attorney is contained on the signature pages.

99.1 (2)	Senomyx, Inc. 2004 Equity Incentive Plan.

99.2 (1)	Senomyx, Inc. 2004 Employee Stock Purchase Plan.

(1) Filed as an exhibit to, and incorporated by reference herein from, the Registrant’s Registration Statement on Form S-1 originally filed on March 29, 2004, as amended (File No. 333-113998).

(2) Filed as an exhibit to, and incorporated by reference herein from, the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on May 4, 2007.

SENOMYX, INC.

By:	/s/ Kent Snyder
Kent Snyder
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kent Snyder and John Poyhonen, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kent Snyder	President, Chief Executive Officer and	May 4, 2007
Kent Snyder	Director (Principal Executive Officer)

/s/ John Poyhonen	Senior Vice President and Chief Financial	May 4, 2007
John Poyhonen	and Business Officer (Principal Financial and Accounting Officer)

/s/ Mark Leschly	Chairman of the Board of Directors	May 4, 2007
Mark Leschly

/s/ Stephen A. Block, Esq..	Director	May 4, 2007
Stephen A. Block, Esq

/s/ Michael E. Herman	Director	May 4, 2007
Michael E. Herman

/s/ Dennis F. O’Brien	Director	May 4, 2007
Dennis F. O’Brien

/s/ Jay M. Short, Ph.D.	Director	May 4, 2007
Jay M. Short, Ph.D.

/s/ Christopher J. Twomey	Director	May 4, 2007
Christopher J. Twomey

EXHIBIT INDEX

Exhibit Number
4.1 (1)	Amended and Restated Certificate of Incorporation.

4.2 (1)	Amended and Restated Bylaws.

4.3 (1)	Specimen Stock Certificate.

5.1	Opinion of Cooley Godward Kronish LLP

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley Godward Kronish LLP is contained in Exhibit 5.1 to this Registration Statement.

24.1	Power of Attorney is contained on the signature pages.

99.1 (2)	Senomyx, Inc. 2004 Equity Incentive Plan.

99.2 (1)	Senomyx, Inc. 2004 Employee Stock Purchase Plan.

(1) Filed as an exhibit to, and incorporated by reference herein from, the Registrant’s Registration Statement on Form S-1 originally filed on March 29, 2004, as amended (File No. 333-113998).

(2) Filed as an exhibit to, and incorporated by reference herein from, the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2007.